UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2024 (May 5, 2024)

PERFICIENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15169	74-2853258
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Maryville University Drive, Suite 600

Saint Louis, Missouri 63141

(Address of principal executive offices)

(314) 529-3600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	PRFT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On May 5, 2024, Perficient, Inc., a Delaware corporation (the “Company” or “Perficient”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Plano HoldCo, Inc., a Delaware corporation (“Parent”), and Plano BidCo, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Parent and Merger Sub are affiliates of BPEA Private Equity Fund VIII (“EQT Asia”). Pursuant to the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger” and, collectively with the other transactions contemplated by the Merger Agreement, the “Transactions”).

The board of directors of the Company (the “Company Board”) unanimously (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into the Merger Agreement providing for the Merger, in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), and the other transaction documents contemplated by the Merger Agreement (the “Transaction Documents”), upon the terms and subject to the conditions set forth therein; (ii) approved the execution and delivery of the Merger Agreement and the other Transaction Documents by the Company, the performance by the Company of its covenants and other obligations thereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth therein; and (iii) resolved to recommend that the Company’s stockholders approve and adopt the Merger Agreement and the other Transaction Documents.

Effect on Capital Stock

Upon the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), (i) each share of common stock, par value $0.001 per share, of the Company (the “Company Common Stock”) that is issued and outstanding as of immediately prior to the Effective Time (other than any shares of Company Common Stock that are held by the Company as treasury stock or owned by Parent, Merger Sub or any other subsidiaries thereof, or any shares of Company Common Stock as to which appraisal rights have been properly exercised in accordance with Delaware law), will be automatically cancelled, extinguished and converted into the right to receive cash in an amount equal to $76.00, without interest thereon (the “Per Share Price”), and (ii) each share of Company Common Stock that is held by the Company as treasury stock or owned by Parent, Merger Sub or any other subsidiaries thereof, in each case, as of immediately prior to the Effective Time, will be automatically cancelled and extinguished without any conversion thereof or consideration paid therefor.

Representations and Warranties and Covenants

The Company, Parent and Merger Sub have each made customary representations, warranties and covenants in the Merger Agreement. Among other things, (i) the Company has agreed, subject to certain exceptions, to use commercially reasonable efforts to (A) conduct its business in all material respects in the ordinary course of business, and (B) to the extent consistent with its operations in the ordinary course of business, preserve intact in all material respects its current business organization and to the extent material to the Company and it’s subsidiaries, its relationships with employees, Governmental Authorities (as defined in the Merger Agreement), third parties, key customers and key vendors, from the date of the Merger Agreement until the earlier of the Effective Time or the termination of the Merger Agreement in accordance with its terms, and not to take certain actions prior to the Effective Time without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed) and (ii) from the date of the Merger Agreement until the earlier of the Effective Time or the termination of the Merger Agreement in accordance with its terms, the Company has agreed not to solicit or engage in discussions or negotiations regarding certain alternative business combination transactions other than the Merger, subject to certain exceptions to permit the Company Board to comply with its fiduciary obligations.

Treatment of Company Equity Awards

At the Effective Time, each:

•

Cash-based award of the Company measured in reference to a share of Company Common Stock (“Company Phantom Stock Award”) outstanding as of immediately prior to the Effective Time, whether vested or unvested, will automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into the right to receive an amount in cash (without interest thereon and subject to applicable withholding taxes) equal to the product of (i) the Per Share Price and (ii) the aggregate number of shares of Company Common Stock measured by reference to such Company Phantom Stock Award as of immediately prior to the Effective Time (the “Company Phantom Stock Award Consideration”);

•

Award of restricted stock units of the Company subject to service-based vesting conditions (“Company RSU”) outstanding as of immediately prior to the Effective Time, whether vested or unvested, will automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into and will become the right to receive an amount in cash (without interest thereon and subject to applicable withholding taxes) equal to the product of (i) the Per Share Price and (ii) the aggregate number of shares of Company Common Stock subject to such Company RSU as of immediately prior to the Effective Time (the “Company RSU Consideration”);

•

Award of restricted stock of the Company (“Company Restricted Share”) outstanding as of immediately prior to the Effective Time, whether vested or unvested, will automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into and will become the right to receive an amount in cash (without interest thereon and subject to applicable withholding taxes) equal to the Per Share Price (the “Company Restricted Share Consideration”); and

•

Award of restricted stock units of the Company subject to performance-based vesting conditions (“Company PSU”) outstanding as of immediately prior to the Effective Time, whether vested or unvested and determined assuming any performance-based vesting condition is achieved at a level such that 100% of the Company Common Stock underlying such Company PSUs are considered to be outstanding, will automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into and will become the right to receive an amount in cash (without interest thereon and subject to applicable withholding taxes) equal to the Per Share Price (the “Company PSU Consideration” together with the Company Phantom Stock Award Consideration, the Company RSU Consideration, and the Company Restricted Share Consideration, the “Equity Award Consideration”).

Except as otherwise provided in the Merger Agreement, the Equity Award Consideration payable to holders of Company Phantom Stock Awards, Company RSUs, Company Restricted Shares and Company PSUs (collectively, the “Equity Awards”, and such holders, the “Equity Award Holders”) will be paid to Equity Award Holders as follows: (A) 100% of the Equity Award Consideration in respect of (x) Equity Awards that are vested as of the Effective Time in accordance with the existing terms and conditions applicable to such Equity Awards, (y) Equity Awards that are scheduled to vest in the ordinary course during the six-month period following the Effective Time, and (z) Equity Awards held by non-employee members of the Company Board and (B) 50% of the Equity Award Consideration in respect of Equity Awards that are scheduled to vest in the ordinary course between the six-month and first anniversary of the Effective Time (the Equity Awards described in this sub-clause (B), the “Bring Forward Awards”) will vest and be paid by the Company or the Surviving Corporation (as defined in the Merger Agreement) to the applicable Equity Award Holder through its payroll system or payroll provider, less any required withholding, as promptly as reasonably practicable after the Effective Time.

Subject to the continued employment by the Company, the Surviving Corporation or their subsidiaries of the applicable Equity Award Holder through the applicable vesting date, the remaining 50% of the Bring Forward Awards will vest and be paid by the Company or the Surviving Corporation to the applicable Equity Award Holder through its payroll system or payroll provider, less any required withholding, as promptly as reasonably practicable after the earlier of the six-month anniversary of the Effective Time and the applicable Equity Award Holder’s Qualifying Termination (as defined in the Merger Agreement).

Except as otherwise provided in the Merger Agreement, subject to the continued employment by the Company, Surviving Corporation or their subsidiaries of the applicable Equity Award Holder through the applicable vesting date, 100% of the Equity Award Consideration in respect of Equity Awards that are not described in the paragraphs above will vest and be paid by the Company or the Surviving Corporation to the applicable Equity Award Holder through its payroll system or payroll provider, less any required withholding, as promptly as reasonably practicable after the earlier of the first anniversary of the Effective Time and the applicable Equity Award Holder’s Qualifying Termination.

Closing Conditions

The closing of the Merger (the “Closing”) is conditioned on certain conditions, including (i) the adoption of the Merger Agreement by the holders of a majority of the outstanding Company Common Stock, (ii) the expiration or termination of any applicable waiting periods under the Hart-Scott-Rodino Act, (ii) conclusion of any review or investigation of the Transactions (as defined in the Merger Agreement) by the Committee on Foreign Investment in the United States, (iv) certain other approvals and clearances by government authorities (including the expiration of any waiting periods in respect thereof), and (v) other customary conditions for a transaction of this type, such as the absence of any legal restraint prohibiting the consummation of the Transactions and the absence of any Company Material Adverse Effect (as defined in the Merger Agreement). The Closing will not occur prior to July 5, 2024, without the prior written consent of Parent.

Termination Rights

The Merger Agreement may be terminated at any time prior to the Effective Time by mutual written agreement of Parent and the Company and contains certain other customary termination rights for each of the Company and Parent (subject to customary carveouts and exceptions, as applicable), including (i) if the Merger is not consummated by 11:59 p.m., New York City time, on February 5, 2025 (subject to an extension until 11:59 p.m., New York City time, on May 5, 2025 under certain circumstances for the purpose of obtaining certain regulatory approvals, in either case, the “Termination Date”), (ii) if the required approval by a majority of the Company’s stockholders is not obtained, (iii) if the other party breaches its representations, warranties or covenants in a manner that would cause the conditions to the Closing set forth in the Merger Agreement to not be satisfied and fails to cure such breach, or (iv) if (A) any judgment, law or order prohibiting the Merger or the Transactions has become final and non-appealable or (B) any statute, rule or regulation has been enacted, entered or enforced that prohibits the Merger. In addition, (x) subject to compliance with certain terms of the Merger Agreement, the Merger Agreement may be terminated by the Company (prior to obtaining the required Company stockholder approval) in order to enter into a definitive agreement providing for a superior proposal, (y) the Merger Agreement may be terminated by the Company (A) if all conditions of Parent and Merger Sub to consummate the Closing are satisfied or waived, (B) Parent fails to consummate the Merger three business days after the first date on which it is required to consummate the Closing pursuant to the Merger Agreement, and (C) the Company has irrevocably confirmed to Parent in writing that it is prepared to consummate the Closing and (z) the Merger Agreement may be terminated by Parent (prior to obtaining the required Company stockholder approval) if the Company Board changes its recommendation that the Company’s stockholders adopt the Merger Agreement.

Termination Fee

If (i) the Merger Agreement is validly terminated by (x) Parent or the Company, if the Merger has not occurred by the Termination Date (provided that all conditions to the Company’s obligations to consummate the Closing, other than approval of the Merger by a majority of the Company’s stockholders, have been satisfied or waived at the Termination Date or are capable of being satisfied), (y) Parent or the Company, if the Company fails to obtain the required approval of the Merger by a majority of the Company’s stockholders or (z) Parent, due to the Company’s uncured breach of its representations, warranties and covenants set forth in the Merger Agreement, (ii) prior to such termination, a third party publicly announces, or provides to the Company Board or the Company’s management a proposal for an alternative control transaction with the Company, and does not irrevocably withdraw such proposal at least five business days prior to the meeting of the Company’s stockholders or prior to the date of termination of the Merger Agreement, as applicable, and (iii) within twelve months following such termination, the Company enters into a definitive agreement providing for an alternative control transaction or consummates such transaction, the Company will be required to pay

Parent a termination fee equal to $81,318,944 (the “Company Termination Fee”). The Company is also required to pay the Company Termination Fee (i) if, prior to obtaining the required approval by a majority of the Company’s stockholders, Parent terminates the Merger Agreement because the Company Board changes its recommendation regarding the Merger or (ii) if, prior to obtaining the required approval by a majority of the Company’s stockholders, the Company terminates the Merger Agreement to enter into a definitive agreement providing for an alternative control transaction the Company Board deems to be superior to the Transactions (which the Company may only do under the circumstances provided in the Merger Agreement). Further, Parent is required to pay the Company a termination fee equal to $162,637,888 (the “Parent Termination Fee”) if (i) the Company terminates the Merger Agreement due to Parent’s or Merger Sub’s uncured breach or failure to perform of the representations, warranties, covenants or other agreements contained in the Merger Agreement, (ii) the Company terminates (x) if all conditions to Closing are satisfied or waived, (y) Parent fails to consummate the Merger by the date that is three business days after the first date on which Parent is required to consummate the Closing pursuant to the Merger Agreement and (z) the Company has irrevocably confirmed to Parent in writing that it is prepared to consummate the Closing or (iii) the Company or Parent terminates for failure to consummate the Closing prior to the Termination Date (in any such case, at a time at which the Company had the right to terminate the Agreement as described in the foregoing clauses (i) and (ii)).

The foregoing description of the Merger Agreement and the Transactions is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this report and incorporated by reference herein. The Merger Agreement and the above description have been included to provide investors and security holders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company or Parent. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them. Investors should be aware that the representations, warranties and covenants or any description thereof may not reflect the actual state of facts or condition of the Company, Parent or Merger Sub. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement. Further, investors should read the Merger Agreement not in isolation, but only in conjunction with the other information that the Company includes in reports, statements and other filings it makes with the U.S. Securities and Exchange Commission (the “SEC”).

Financing Commitments

Parent and Merger Sub have obtained equity and debt financing commitments for the Transactions, the aggregate proceeds of which are expected to be sufficient for Parent to pay the aggregate merger consideration and all related fees and expenses of the Company, Parent and Merger Sub (including in connection with the Debt Financing and the Equity Financing described below).

Funds affiliated with EQT Asia and Wallbrook Pte. Ltd. (collectively, the “Equity Investors”) have committed, pursuant to equity commitment letters, dated as of May 5, 2024 (the “Equity Commitment Letters”), to, directly or indirectly, capitalize Parent, at or immediately prior to the Closing of the Merger, with equity contributions in an aggregate amount of $2,228,265,465, on the terms and subject to the conditions set forth in their respective Equity Commitment Letters. Each of the Equity Investors has also provided a limited guarantee in favor of the Company to guarantee, subject to certain limitations, the payment of such guarantor’s pro rata share of the obligation of Parent to pay the Parent Termination Fee and certain out-of-pocket fees, cost and expenses incurred by the Company in connection with, and solely to the extent reimbursable under, the Merger Agreement (subject to an aggregate cap of $5,000,000).

JPMorgan Chase Bank, N.A., Toronto-Dominion Bank, New York Branch and TD Securities (USA) LLC (collectively and together with certain affiliates, the “Lenders”) have committed to provide debt financing (the “Debt Financing”) in connection with the Merger consisting of (i) a senior secured revolving credit facility in an aggregate principal amount equal to $200,000,000; and (ii) a senior secured term loan facility in an aggregate principal amount equal to $935,000,000, in each case, on the terms and subject to the conditions set forth in the commitment letter, dated as of May 5, 2024 (the “Debt Commitment Letter”). The obligations of the Lenders to provide the Debt Financing under the Debt Commitment Letter are subject to a number of customary conditions precedent, including the receipt of executed definitive loan documentation, the truth and accuracy of certain specified representations and warranties in all material respects (including certain representations and warranties made by the Company in the Merger Agreement), consummation of the Transactions, the repayment of the Company’s existing indebtedness under that certain Second Amended and Restated Credit Agreement, dated as of March 29, 2023, with, among others, Wells Fargo Bank, National Association as administrative agent, and the collateral agent and contribution of a certain amount of minimum equity by the Equity Investors or certain other investors.

Item 8.01	Other Events.

On May 5, 2024, Perficient and EQT Asia issued a Joint Press Release announcing the entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “continue,” “guidance,” “expect,” “outlook,” “project,” “believe” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the benefits of and timeline for closing the proposed merger. These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of Perficient management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions. Many actual events and circumstances are beyond the control of Perficient. These forward-looking statements are subject to a number of risks and uncertainties, including the risk that the proposed merger may not be completed in a timely manner or at all, which may adversely affect Perficient’s business and the market price of Perficient common stock; timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could delay the consummation of the proposed transaction or cause the parties to abandon the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement entered into in connection with the proposed transaction; the possibility that Perficient stockholders may not approve the proposed transaction; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Perficient common stock; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk of any litigation relating to the proposed transaction; restrictions imposed on Perficient’s business during the pendency of the proposed transaction; and the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Perficient to retain and hire key personnel and to maintain relationships with customers, vendors, partners, employees, stockholders and other business relationships and on its operating results and business generally. Further information on factors that could cause actual results to differ materially from the results anticipated by the forward-looking statements is included in the Perficient Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on February 27, 2024, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings made by Perficient from time to time with the SEC. These filings, when available, are available on the investor relations section of the Perficient website at www.perficient.gcs-web.com or on the SEC’s website at www.sec.gov. If any of these risks materialize or any of these assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Perficient presently does not know of or that Perficient currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. The forward-looking statements included in this communication are made only as of the date hereof. Perficient assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Additional Information and Where to Find It

This communication is being made in respect of the proposed merger involving Perficient, Inc. and an affiliate of BPEA Private Equity Fund VIII. In connection with the proposed merger, Perficient intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a preliminary and definitive proxy statement on Schedule 14A. Following the filing of the definitive proxy statement (the “proxy statement”) with the SEC, Perficient will mail the proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed merger. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, STOCKHOLDERS OF PERFICIENT ARE URGED TO CAREFULLY READ THE PROXY STATEMENT IN ITS ENTIRETY (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND ANY OTHER DOCUMENTS RELATING TO THE PROPOSED MERGER THAT WILL BE FILED WITH THE SEC OR INCORPORATED BY REFERENCE THEREIN WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and stockholders will be able to obtain copies of the proxy statement (when available) and other documents filed by Perficient with the SEC, without charge, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Perficient will be available free of charge on Perficient’s website www.perficient.com under the heading “Investor Relations” and then “SEC Filings.”

Participants in the Solicitation

Perficient and its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information about its directors and certain of its executive officers, including a description of their direct or indirect interests, by security holdings or otherwise, can be found under the captions “Compensation of Directors,” “Compensation of Executive Officers,” and “Security Ownership of Certain Beneficial Owners and Management” contained in the proxy statement for the Perficient 2024 Annual Stockholder Meeting filed with the SEC on April 17, 2024 (the “2024 Annual Meeting Proxy Statement”). To the extent that Perficient’s directors and executive officers and their respective affiliates have acquired or disposed of security holdings since the applicable “as of” date disclosed in the 2024 Annual Meeting Proxy Statement, such transactions have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Stockholders may obtain additional information regarding the interests of such participants by reading the proxy statement and other relevant materials regarding the proposed merger to be filed with the SEC or incorporated by reference therein when they become available. Investors should read the proxy statement carefully when it becomes available before making any voting or investment decisions.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, by and among Plano HoldCo, Inc., Plano BidCo, Inc. and Perficient, Inc., dated as of May 5, 2024.*

99.1	Joint Press Release, dated as of May 5, 2024

104	Cover Page Interactive Data file (embedded within the Inline XBRL document).

*

All schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFICIENT, INC.

Date: May 6, 2024	By:	/s/ Paul E. Martin
	Name:	Paul E. Martin
	Title:	Chief Financial Officer